CUSIP No. 53224V100	13G	Page 11 of 12 Pages

Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: January 31, 2014

DEER VI & CO. LLC

By:	/s/ J. Edmund Colloton
Name: J. Edmund Colloton
Title: Executive Manager

BESSEMER VENTURE PARTNERS CO-INVESTMENT L.P.

By:	Deer VI & Co. LLC, General Partner

	By:	/s/ J. Edmund Colloton
Name: J. Edmund Colloton
Title: Executive Manager

BESSEMER VENTURE PARTNERS VI INSTITUTIONAL L.P.

By:	Deer VI & Co. LLC, General Partner

	By:	/s/ J. Edmund Colloton
Name: J. Edmund Colloton
Title: Executive Manager

BESSEMER VENTURE PARTNERS VI L.P.

By:	Deer VI & Co. LLC, General Partner

	By:	/s/ J. Edmund Colloton
Name: J. Edmund Colloton
Title: Executive Manager